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                                                                    EXHIBIT 4.36



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                               MAXXAM GROUP INC.


          $126,720,000 12 1/4% Senior Secured Discount Notes due 2003

               $100,000,000 11 1/4% Senior Secured Notes due 2003





                         SECOND SUPPLEMENTAL INDENTURE

                         Dated as of December 23, 1996

                                       to

                                   INDENTURE

                           Dated As of August 4, 1993

                       ------------------------------

                          Fleet National Bank, Trustee

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                 SECOND SUPPLEMENTAL INDENTURE, dated as of December 23, 1996, between MAXXAM Group Inc. (the "Company") and Fleet National Bank, a national banking association, as Trustee (the "Trustee").

                 WHEREAS, the Company and Shawmut Bank, N.A., as trustee, executed an Indenture, dated as of August 4, 1993, in respect of $126,720,000 aggregate principal amount of 12 1/4% Senior Secured Discount Notes due 2003 and $100,000,000 aggregate principal amount of 11 1/4% Senior Secured Notes due 2003;

                 WHEREAS, the Trustee is the successor to Shawmut Bank, N.A., as trustee, under such Indenture;

                 WHEREAS, such Indenture was supplemented and amended by a First Supplemental Indenture dated as of December 17, 1996;

                 WHEREAS, such Indenture, as supplemented and amended by such First Supplemental Indenture, is hereinafter referred to as the "Indenture";

                 WHEREAS, the Indenture was also executed by MAXXAM Inc. and by MAXXAM Properties Inc. to confirm their respective agreements set forth in
Article 10 of the Indenture;

                 WHEREAS, for all purposes of this Second Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this Second Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture;

                 WHEREAS, Section 9.01 of the Indenture permits the Company and the Trustee to amend, supplement or otherwise modify the Indenture or the Securities as hereinafter provided;

                 WHEREAS, all conditions and requirements necessary to make this Second Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized.

                 NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the other and for the equal and ratable benefit of the Holders of the Securities, as follows:





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                                   ARTICLE I

                       TRANSFER OF PLEDGED KAISER SHARES

                 Simultaneously with the execution and delivery of this Second Supplemental Indenture, MAXXAM is transferring the Pledged Kaiser Shares to MAXXAM Group Holdings Inc., a Delaware corporation ("MGHI"), pursuant to
Section 10.14 of the Indenture. To secure the full and punctual payment of Accreted Value and premium of and interest on the Securities and all other amounts payable pursuant to the Indenture, MGHI hereby grants to the Trustee, for the benefit of the Holders and the Trustee, a first priority and (except for Liens permitted under Section 4.16 of the Indenture) exclusive security interest in all its right, title and interest in and to the following:

                 (i) the 27,938,250 shares of Common Stock, par value $.01 per share, of Kaiser described on the revised Exhibit C to the Indenture being delivered to the Trustee pursuant to Section 10.04 of the Indenture simultaneously with the execution and delivery of this Second Supplemental Indenture;

                 (ii) all certificates whether now owned or hereafter acquired representing any of the shares referred to in clause (i) of this Article I;

                 (iii) all dividends, cash, instruments and other property and proceeds from time to time received, receivable or otherwise distributed on or in exchange for any of the foregoing after the Issue Date, including, without limitation, any stocks, bonds or other securities, options, warrants, or other such rights, cash or other property payable or distributable on any of the shares referred to in clause (i) of this Article I at any time, including, without limitation, any distribution on any such shares upon the dissolution or liquidation, in whole or in part, of the issuer of such shares or the consolidation or merger of such issuer with any other person or persons, or the reorganization of such issuer, or any distribution on any such shares of the capital or paid-in capital surplus or any part thereof of the issuer of such shares, in any form, or any subdivision, combination, reclassification or redemption of any such shares; and

                 (iv)     to the extent not included in clauses (i), (ii) and
         (iii) of this Article I, all proceeds (as defined in the Uniform Commercial Code as in effect on the date of the Indenture) of any and all of the foregoing (arising after the Issue Date).

The security interest granted pursuant to this Article I shall, for purposes of the Indenture, be deemed to have been granted pursuant to each of Section 10.14 and Section 10.01(c) of the





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Indenture.  MGHI hereby assumes all of the obligations with respect to the
Pledged Kaiser Shares applicable to MAXXAM under Article 10 of the Indenture. The Trustee has, pursuant to Section 10.14 of the Indenture, been requested to surrender, and is, simultaneously with the execution and delivery of this Second Supplemental Indenture, surrendering, the certificate held by it for the Pledged Kaiser Shares registered in the name of MAXXAM Inc. against delivery to it of a certificate for the Pledged Kaiser Shares registered in the name of MGHI, accompanied by duly executed and undated instruments of transfer or assignment in blank.


                                   ARTICLE II

                            MISCELLANEOUS PROVISIONS

                 Section 2.1. Indenture. Except as amended hereby, the Indenture and the Securities are in all respects ratified and confirmed and all their terms shall remain in full force and effect.

                 Section 2.2. Governing Law. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS SECOND SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY, EXCEPT THAT THE LAWS OF THE STATE OF MASSACHUSETTS SHALL GOVERN MATTERS CONCERNING THE VALIDITY AND PERFECTION OF SECURITY INTERESTS OF THE TRUSTEE IN FAVOR OF THE HOLDERS IN THE ACCOUNTS, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                 Section 2.3. Successors. All agreements of the Company and MGHI in this Second Supplemental Indenture shall bind their successors. All agreements of the Trustee in this Second Supplemental Indenture shall bind its successors.

                 Section 2.4. Multiple Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

                 Section 2.5. Effectiveness. The provisions of this Second Supplemental Indenture shall become effective immediately upon its execution and delivery by the Trustee in accordance with the provisions of Article 9 of the Indenture.





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               (REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK)





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                                   SIGNATURES

                 IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the date first written above.



Attest:                                    MAXXAM GROUP INC.


By:________________________                By: ___________________________
    Name:   Byron L. Wade                      Name:
    Title:  Secretary                          Title:



Attest:                                    FLEET NATIONAL BANK


By:________________________                By: ___________________________
    Name:                                      Name:
    Title:                                     Title:



                                           MAXXAM GROUP HOLDINGS INC.
                                           hereby confirms its agreements set forth
                                           in Article I of this Second Supplemental
Attest:                                    Indenture and in Article 10 of the Indenture


By:________________________                By: ___________________________
    Name:                                      Name:
    Title:                                     Title:





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
                                           MAXXAM PROPERTIES INC. hereby
                                           consents to the execution and delivery
                                           of this Second Supplemental Indenture and
Attest:                                    confirms its agreements set forth in Article
                                           10 of the Indenture


By:________________________                By: ___________________________
    Name:                                      Name:
    Title:                                     Title:



                                           MAXXAM INC. hereby consents to
                                           the execution and delivery of this
Attest:                                    Second Supplemental Indenture



By:________________________                By: ___________________________
    Name:                                      Name:
    Title:                                     Title:





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